UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2007

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THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	1-14762 (Commission File Number)	36-3858106 (I.R.S. Employer Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (901) 597-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)
☐ Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))
☐ Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As reported in a Form 8-K filed on March 15, 2007, ServiceMaster had $100 million outstanding under its $500 million unsecured bank revolving credit facility dated as of May 19, 2004 and subsequently amended on May 6, 2005 among ServiceMaster, the lenders, JPMorgan Chase Bank and Bank of America, N.A. as syndication agents, SunTrust Bank, as administrative agent, and U.S. Bank and Wachovia Bank, N.A. as documentation agents (the “Credit Facility”).

Subsequent to that filing, ServiceMaster repaid $50 million in principal, plus interest, on the amount previously borrowed under the Credit Facility.

On April 4, 2007, ServiceMaster borrowed an additional $25 million under the Credit Facility at an interest rate of 5.92% with a 30-day term, payable on May 4, 2007. The Credit Facility is treated as a long-term debt obligation for purposes of Item 2.03.

The interest rate described above excludes the .15% facility fee payable under the Credit Facility. The borrowing under the Credit Facility will be used for general corporate purposes.

The outstanding principal balance of ServiceMaster’s Credit Facility subsequent to the transaction described above is $75 million as of April 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007	THE SERVICEMASTER COMPANY
By: /s/ Jim L. Kaput
Jim L. Kaput
Senior Vice President and General Counsel

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